[Letterhead of Consolidated McKinney Resources Inc.]

August 28, 1994

VIA FAX:  (905) 316-3699

IBM CANADA LTD.
3600 Steeles Avenue East
Vendor and Channels Marketing
Software Solutions Business Unit
Markham, Ontario L3R 9Z7

Attention:  Mr. Kelly Paul, Relationship Manager

Dear Sir:

Re:     Proposed Settlement ("Settlement") of the Shared Cost Development
Agreement ("SCDA Agreement") between ResponseWare Corp. ("ResponseWare") and IBM given ResponseWare acquisition by Consolidated McKinney Resources Inc. ("CKY" or the "Company")

Revised proposal to reaching a working Settlement on the SCDA Agreement:

1. A payment of C$100,000 shall be made by CKY to IBM via ten (10), equal, monthly payments of C$10,000 commencing on the last day of January 1995 and completing on the last day of October 1995.

This Settlement shall settle and supercede all other agreements that have been entered into between ResponseWare and IBM as of August 28, 1994, other than the Capital Lease ("Lease") between ResponseWAre and IBM as mentioned in 2 below.

2. CKY shall continue to honor the Lease agreement between IBM and ResponseWare as outlined in the terms and conditions of the Lease.

3. The portion of software developed under the SCDA Agreement that is still being marketed by ResponseWare, CKY will negotiate with IBM a new compensation plan that is mutually agreeable to both parties. CKY requests that an initial three (3) month assessment period, starting five business days after official Vancouver Stock Exchange ("VSE") approval of the starting five business days after official Vancouver Stock Exchange ("VSE") approval of the acquisition of ResponseWare by CKY, be invoked so that CKY has time to determine the extent of use of the software developed under the SCDA Agreement. During the second half of the three month assessment period CKY will negotiate in good faith with IBM the revised compensation plan - to be invoked after the three month period.

4. The laws of the Province of British Columbia, B.C. Securities Commission and the VSE prohibit CKY from executing an agreement until it has been approved by the VSE. The effective date of the agreement with ResponseWare shall be five working days after the official approval of the acquisition of ResponseWare by CKY.

5. If necessary, the revised terms and conditions of this agreement (CKY/IBM Agreement") shall be reviewed directly by IBM with ResponseWare only upon the date of official notice by CKY to ResponseWare and IBM that CkY does not intend to complete the acquisition of ResponseWare. CKY shall commit to provide this disclosure to IBM at that time.

6. The terms and conditions of the CKY/IBM Agreement and the revised SCDA Agreement as well as all discussions regarding the proposed acquisition of ResponseWare by CKY may not be disclosed by IBM to other parties without the written consent of CKY. Terms of this CKY/IBM Agreement should be kept confidential and must not be divulged to others without IBM's written consent.

Yours truly,

CONSOLIDATED McKINNEY RESOURCES INC.

/s/ Richard W. Evans, Director
-----------------------------------------
per Mr. Mike Sintichakis
President and CEO

AGREED TO AND ACCEPTED BY

IBM CANADA LTD.

THIS 29th DAY OF August, 1994

Kelly Paul
----------------------------------------
Name

Per:  /s/ Kelly Paul
---------------------------------------
Signature

Reationship Manager
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Official Capacity

Enclosure: Copy of ResponseWare/CKY Letter - ResponseWare authorization - creditors